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[COOPERS & LYBRAND LETTERHEAD]



                        CONSENT OF INDEPENDENT ACCOUNTANTS

                            ------------------------


We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement of Cohen & Steers Equity Income Fund, Inc., on Form N-1A (File No. 333-30919) of our report dated February 3, 1998, on our audit of the financial statements and financial highlights of Cohen & Steers Equity Income Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Accountants" in the Statement of Additional Information.



                                          /s/ Coopers & Lybrand L.L.P.

                                              Coopers & Lybrand L.L.P.


New York, New York
March 13, 1998






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